Consent of Independent Registered Public Accounting Firm

The Board of Trustees

The Dreyfus/Laurel Tax-Free Municipal Funds:

We consent to the use of our report, dated August 16, 2013, on Dreyfus BASIC New York Municipal Money Market Fund, a series of The Dreyfus/Laurel Tax-Free Municipal Funds, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

October 25, 2013